Exhibit 10.4

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of September 5, 2024, by [__________] (the “Executive”) in favor of and for the benefit of (i) Compass Digital Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) EEW Renewables Ltd, a company formed under the laws of England and Wales (the “Company”), and (iii) upon its formation and execution of a Non-Competition Joinder (as defined below) hereto, Pubco (as defined below). The Company and Pubco and each of their respective present and future successors and direct and indirect Subsidiaries, including after the Closing (as defined below), the Purchaser, are referred to herein as a “Covered Party” and collectively, the “Covered Parties”, and the Company, Purchaser and upon its execution and delivery of a Non-Competition Joinder hereto, Pubco, together with the other Covered Parties, are each referred to herein as an “Interested Party” and collectively, as the “Interested Parties”. Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the BCA (as defined below).

WHEREAS, on or about the date hereof, (i) Purchaser, (ii) HCG Opportunity, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), (iii) the Company, (iv) the shareholders of the Company named therein (together with any transferees of Company Ordinary Shares prior to the Closing that either sign a joinder agreement to become a party thereto or that become a party thereto pursuant to the drag-along rights to be set forth in the Company’s organizational documents, the “Sellers”), and (v) E.E.W. Global Holding Limited, in the capacity as the Seller Representative thereunder, have entered into, and upon execution of a Incorporate Entity Joinder Agreement thereto, each of a to be formed Cayman Islands exempted company to be named “EEW Renewables Corp” (“Pubco”) and a to be formed Cayman Islands exempted company to be named “EEW Merger Sub” and a wholly-owned subsidiary of Pubco (“Merger Sub”) will enter into, that certain Business Combination Agreement (as amended or supplemented from time to time in accordance with the terms thereof, the “BCA”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), (a) Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Merger”), as a result of which, (i) Purchaser shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Purchaser immediately prior to the effective time of the Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent Pubco security, and (b) Pubco shall acquire all of the issued and outstanding Company Ordinary Shares from the Sellers in exchange for Pubco Ordinary Shares (the “Share Exchange” and together with the Merger and the other transactions contemplated by the BCA, the “Transactions”), all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of applicable law;

WHEREAS, the Company, directly and indirectly through its Subsidiaries, is currently, and Pubco as of the consummation of the Transactions will be, engaged in the business of developing solar photovoltaic, battery energy storage system and green hydrogen and ammonia projects around the world from greenfield to ready-to-build status (the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the BCA and the consummation of the Transactions, and to enable Pubco, Purchaser and the Company to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, each of Pubco, Purchaser and the Company has required that Executive enter into this Agreement;

WHEREAS, Executive is entering into this Agreement in order to induce Purchaser, Pubco and the Company to enter into the BCA and consummate the Transactions, pursuant to which Executive will directly or indirectly receive a material benefit as an indirect equityholder of the Company; and

WHEREAS, Executive, as a former and/or current direct or indirect equity holder, director, officer and/or employee of the Company or its Subsidiaries, has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce Purchaser, Pubco and the Company to enter into the BCA and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. Executive hereby agrees that during the period from the Closing until the second anniversary of the Closing Date (such period, the “Restricted Period”), Executive will not, without the prior written consent of Pubco (which may be withheld in its sole discretion), anywhere in the United Kingdom, Australia, Sweden, Spain, Italy, Morocco or in any other markets in which the Covered Parties are engaged, or are actively planning to become engaged, in the Business as of the Closing Date or during the Restricted Period while Executive is providing services to any Covered Party as a director, officer or employee (the “Territory”), directly or indirectly (including through Affiliates) engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages directly or indirectly in the Business (a “Competitor”); provided, that the foregoing restriction will end on the date after the Closing on which Executive’s employment with Pubco and its Subsidiaries is terminated by Pubco other than for “Cause” (as such term is defined in the Executive’s employment agreement with Pubco). Notwithstanding the foregoing, (a) Executive may own passive investments of no more than 5% of any class of outstanding equity interests in a Competitor that is publicly traded, so long as Executive and Executive’s immediate family members are not directly or indirectly involved in the management or control of such Competitor (“Permitted Ownership”), and (b) E.E.W. H2 Ltd. (“EEW H2”) shall not be considered a Competitor for the purposes of this Agreement with respect to the planning, development, construction, operation and commercialization of hydrogen production and ammonia production facilities and solar power facilities and battery energy storage systems used to provide energy for such hydrogen production and ammonia production facilities (the “H2 Business”).

(b) Acknowledgment. Executive acknowledges and agrees, based upon the advice of legal counsel and/or Executive’s own education, experience and training, that (i) Executive possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) Executive’s execution of this Agreement is a material inducement to Purchaser, Pubco and the Company to enter into the BCA and consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which Executive and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that Purchaser, Pubco and the Company would not have entered into the BCA or consummated the Transactions but for Executive’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and cause serious and irreparable injury if Executive were to use his or her ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) Executive has no intention of engaging in the Business (other than through the Covered Parties or Permitted Ownership) during the Restricted Period, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon Executive to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to Executive under this Agreement and the BCA is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

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2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. Executive agrees that, during the Restricted Period, Executive will not, without the prior written consent of Pubco (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of its duties on behalf of a Covered Party), directly or indirectly (including through Affiliates): (i) hire or engage as an employee, independent contractor, director, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, Executive will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from Executive or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of Executive or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was (to Executive’s knowledge after reasonable inquiry for periods from and after the time that Executive is no longer providing services to any Covered Party as a director, officer or employee) an employee of the Covered Parties as of the date of the relevant act prohibited by this Section 2(a) or during the three month period preceding such date.

(b) Non-Solicitation of Customers and Suppliers. Executive agrees that, during the Restricted Period, Executive will not, without the prior written consent of Pubco (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of its duties on behalf of a Covered Party or EEW H2 in respect of the H2 Business), directly or indirectly (including through Affiliates): (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was (to Executive’s knowledge after reasonable inquiry for periods from and after the time that Executive is no longer providing services to any Covered Party as a director, officer or employee) an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party as of the date of the relevant act prohibited by this Section 2(b) or during the three month period preceding such date.

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(c) Non-Disparagement. Executive agrees that from and after the Closing until the end of the Restricted Period, Executive will not, directly or indirectly (including through Affiliates) engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any public written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers or employees. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict Executive from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by Executive against any Covered Party under this Agreement, the BCA or any other Ancillary Document that is asserted by Executive in good faith.

3. Confidentiality. From and after the Closing Date until the one year anniversary of the end of the Restricted Period, Executive will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of its duties on behalf of a Covered Party) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Pubco (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information that: (i) is known or available through other lawful sources not bound by a confidentiality agreement or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of Executive or any of its Representatives; (iii) is already in the possession of Executive at the time of disclosure through lawful sources not, to Executive’s knowledge after reasonable inquiry, bound by a confidentiality agreement or other confidentiality obligation; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided, that (A) the applicable Covered Party is given reasonable prior written notice, (B) Executive cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure at the expense of such Covered Party and (C) if after compliance with clauses (A) and (B) such disclosure is still required, Executive and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). Nothing in this Agreement limits the Executive’s right to communicate with any Governmental Authority, including law enforcement agencies and the SEC, in good faith regarding a potential violation of law, rule or regulation, or otherwise participate in any investigation or proceeding that may be conducted by any Governmental Authority, including providing Covered Party Information to such entities without notice to the Covered Parties, or to disclose Covered Party Information or factual information on a confidential basis to an attorney retained by Executive for the purposes of seeking legal advice. In all cases, however, Executive agrees, at the expense of the Covered Parties, to take all reasonable steps to protect the confidentiality of any Covered Party Information disclosed, including seeking confidential treatment by the relevant Governmental Authority, as applicable. Notwithstanding the foregoing, nothing in this Agreement constitutes a waiver of any Covered Party’s attorney-client, work product, or other applicable privileges, and to the extent Executive is in possession of any information protected by such privileges, nothing herein authorizes Executive to disclose such privileged information to any third party.

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4. Representations and Warranties. Executive hereby represents and warrants, to and for the benefit of the Interested Parties as of the date of this Agreement and as of the Closing Date, that: (a) Executive has full power and capacity to execute and deliver, and to perform all of Executive’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of Executive’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which Executive is a party or otherwise bound. By entering into this Agreement, Executive certifies and acknowledges that Executive has carefully read all of the provisions of this Agreement, that Executive has had the ability to review this Agreement with his or her legal counsel, and that Executive voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of Executive contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Executive agrees that, in the event of any breach or threatened breach by Executive of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the BCA or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which Executive expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in successfully enforcing the Covered Party’s rights under this Agreement. Executive hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach; provided, that Executive shall be entitled to its attorneys’ fees and costs incurred in the event Executive prevails in any action brought by a Covered Party under this Agreement. Executive hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with Executive) under or in connection with the BCA shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve Executive of any obligation or liability arising from any breach by Executive of this Agreement during the Restricted Period. Executive further agrees that the time period during which the covenants contained in Sections 1 and 2 of this Agreement will be effective will be computed by excluding from such computation any time during which Executive is in violation of any provision of such Sections.

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7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company at or prior to the Closing, to: EEW Renewables Ltd 115 Park Street London, England, W1K 7AP Attn: Mr. Svante Kumlin, CEO Telephone No.: +33 670 67 11 61 Email: sk@eew.solar	with a copy (which will not constitute notice) to: Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Attn: Keith Billotti, Esq. Telephone No.: (212) 574-1274 Email: billotti@sewkis.com

If to Pubco prior to the Closing upon its execution and delivery of the Non-Competition Agreement, to:

EEW Renewables Corp

115 Park Street

London, England, W1K 7AP

Attn: Mr. Svante Kumlin, CEO

Telephone No.: +33 670 67 11 61

Email: sk@eew.solar

with a copy (which will not constitute notice) to: Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Attn: Keith Billotti, Esq. Telephone No.: (212) 574-1274 Email: billotti@sewkis.com

If to Purchaser at or prior to the Closing, to:

Compass Digital Acquisition Corp.

195 US HWY 50, Suite 309

Zephr Cove, NV 89448

Attn: Thomas D. Hennessy, CEO

Telephone No.: (310) 954-9665

Email: thennessy@hennessycapitalgroup.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, USA

Attn: Matthew A. Gray, Esq.

         Stuart Neuhauser, Esq.

Telephone No.: (212) 370-1300

Email: mgray@egsllp.com;

    sneuhauser@egsllp.com

If to Executive, to: the address set forth under Executive’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the Interested Party sending the notice, each of the Company, Purchaser and Pubco (and each of their copies for notices hereunder).

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If to any Covered Party after the Closing, to:

EEW Renewables Corp

115 Park Street

London, England, W1K 7AP

Attn: Mr. Svante Kumlin, CEO

Telephone No.: +33 670 67 11 61

Email: sk@eew.solar

and

HCG Opportunity, LLC

195 US HWY 50, Suite 309

Zephr Cove, NV 89448

Attn: Thomas D. Hennessy

Telephone No.: (310) 954-9665

Email: thennessy@hennessycapitalgroup.com

with a copy (which will not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attn: Keith Billotti, Esq.

Telephone No.: (212) 574-1274

Email: billotti@sewkis.com

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, USA

Attn: Matthew A. Gray, Esq.

        Stuart Neuhauser, Esq.

Telephone No.: (212) 370-1300

Email: mgray@egsllp.com;

           sneuhauser@egsllp.com

(b) Integration and Non-Exclusivity. This Agreement, the BCA and the other Ancillary Documents contain the entire agreement between Executive and the Interested Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Interested Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Interested Parties, and the obligations and liabilities of Executive and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the BCA and any other written agreement between Executive or its Affiliate and any of the Interested Parties. Nothing in the BCA will limit any of the obligations, liabilities, rights or remedies of Executive or the Interested Parties under this Agreement, nor will any breach of the BCA or any other agreement between Executive or its Affiliate and any of the Interested Parties limit or otherwise affect any right or remedy of the Interested Parties under this Agreement. If any term or condition of any other agreement between Executive or its Affiliate and any of the Interested Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to Executive or its Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Executive and the Interested Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, such that, in its reduced form, such provision will then be enforceable. Executive will, at an Interested Party’s request, join such Interested Party in requesting that such court take such action.

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(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by Executive, Purchaser, the Company, Pubco and, if amended or modified on or after the Closing, the Purchaser Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is an Interested Party, the Purchaser Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) arising out of, related to or in connection this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within 60 days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements and, if applicable to the dispute, restrictive covenants. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within 20 days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do (or to refrain from doing) anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in the State of Delaware. The language of the arbitration shall be English.

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(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 7(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate courts thereof) (the “Specified Courts”). Subject to Section 7(e), each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY OT THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third-Party Beneficiaries. This Agreement will be binding upon Executive and Executive’s estate, successors and assigns, and will inure to the benefit of the Interested Parties, and their respective successors and assigns. Each Interested Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, all or substantially all of the assets of such Interested Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of Executive. Executive agrees that the obligations of Executive under this Agreement are personal and will not be assigned by Executive. Each of the Covered Parties are express third-party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement. The Purchaser Representative is an express third-party beneficiary of the provisions of this Agreement and be entitled to enforce the provisions of this Agreement as if it were an original party hereto.

(i) Purchaser Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that from and after the Closing, the Purchaser Representative is authorized and shall have the right to act on behalf of Pubco and the other Covered Parties under this Agreement, including the right to enforce Pubco’s and the other Covered Parties’ respective rights and remedies under this Agreement. Without limiting the foregoing, in the event that Executive serves as a director, officer, employee or other authorized agent of a Covered Party, Executive shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

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(j) Construction. Executive acknowledges that Executive has been represented by counsel, or had the opportunity to be represented by counsel of Executive’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented with appropriate consent or waiver and references to all attachments thereto and instruments incorporated therein.

(k) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l) Effectiveness. This Agreement shall be binding upon Executive upon Executive’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing of the Transactions. In the event that the BCA is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

(m) Addition of Pubco as a Party. The Parties hereby agree to add Pubco as a party to this Non-Competition Agreement upon Pubco’s execution and delivery to Purchaser, the Company and the Executive of a joinder agreement in the form attached as Exhibit A hereto (a “Non-Competition Joinder”). Upon Pubco’s execution of this Non-Competition Agreement through the execution and delivery of the Non-Competition Joinder, Pubco agrees to be bound by and subject to all of the terms and conditions of this Non-Competition Agreement as the original “Pubco” party hereto. The rights and obligations of Pubco under this Non-Competition Agreement shall not be effective until the execution and delivery by Pubco of a Non-Competition Joinder. Without limiting the foregoing, notwithstanding anything to the contrary contained in this Non-Competition Agreement, in the event that prior to Pubco’s execution and delivery of a Non-Competition Joinder, a party seeks to take an action, omission, waiver or amendment that requires the consent, approval or agreement of Pubco under this Non-Competition Agreement, the consent, approval or agreement of Pubco shall not be required for purposes of this Non-Competition Agreement to take such action, omission, waiver or amendment.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Executive:

[________________________]

By:
Name:
Title:

Address for Notice:

Address:_______________________________________

Telephone No.:________________________________
Email:_______________________________________

{Signature Page to Non-Competition Agreement}

Acknowledged and accepted as of the date first written above:

The Company:

EEW RENEWABLES LTD

By:
Name:
Title:

Purchaser:

COMPASS DIGITAL ACQUISITION CORP.

By:
Name:
Title:

{Signature Page to Non-Competition Agreement}